CERTIFICATE OF AMENDMENT OF

             RESTATED CERTIFICATE OF INCORPORATION

                               OF

                    ACE HARDWARE CORPORATION



The undersigned corporation, Ace Hardware Corporation, for the purpose of amending its restated Certificate of Incorporation pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, hereby executes the following Certificate of Amendment, under which Article FOURTH (a) of the restated Certificate of Incorporation of this corporation is hereby amended to read as follows:

"FOURTH: (a) The total number of shares of stock which this corporation is authorized to issue is 4,016,500 shares, of which 10,000 shares, of the par value of $1,000.00 each, amounting to $10,000,000.00, are Class `A' voting stock; of which 6,500 shares, of the par value of $1,000.00 each, amounting to $6,500,000.00, are Class `B' nonvoting stock; and of which 4,000,000 shares, of the par value of $100.00 each, amounting to $400,000,000.00 are Class `C' nonvoting stock."

The undersigned corporation hereby certifies that the amendment set forth above was duly proposed by a resolution adopted by the Board of Directors of the undersigned declaring its advisability and that, in accordance with Section 242 of the General Corporation Law of Delaware, said amendment was voted upon at the annual meeting of the stockholders of the undersigned held on June 3, 1996, that voting upon said amendment was conducted at said meeting by the holders of shares of the corporation's Class "A" stock and Class "C" stock, and further certifies that said amendment was duly adopted upon receiving the affirmative vote of a majority of the total of the outstanding shares of Class "A" stock and Class "C" stock which were entitled to vote at said meeting and by the separate affirmative vote of a majority of the outstanding shares of Class "C" stock which were entitled to vote at said meeting.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Amendment to be executed in its name by its President and its corporate seal to be hereunto affixed, attested by its Secretary, this 3rd day of June, 1996.


                                   ACE HARDWARE CORPORATION


Attest:


By:   DAVID W. LEAGUE                   By:       DAVID F. HODNIK
         Secretary                           David F. Hodnik, President